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                               EXHIBIT NO. 10(c)



                         Material Sciences Corporation
                          Employee Stock Purchase Plan
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                         MATERIAL SCIENCES CORPORATION
                         EMPLOYEE STOCK PURCHASE PLAN

          1. Purpose. The Purpose of this Employee Stock Purchase Plan (the "Plan") is to provide employees of Material Sciences Corporation (the "Company") and its subsidiaries (as defined in Section 14 hereof) (collectively, the "Participating Companies") with added incentive to continue in the employment of the Participating Companies and to encourage increased efforts to promote the best interests of the Participating Companies by permitting eligible employees to purchase shares of common stock of the Company (the "Stock"), having a par value of $.02 per share, at a price less than the then current market price thereof. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. Eligibility. Participation under the Plan shall be open to all active employees of the Participating Companies except (a) employees whose customary employment by the Participating Companies is 20 hours or less per week; and (b) employees whose customary employment by the Participating Companies is for not more than five months in any calendar year. No right to purchase Stock shall accrue under the Plan in favor of any person who is not an eligible employee, and no eligible employee shall acquire such right to purchase Stock (i) if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424 of the Code) , taking into account in determining stock ownership any stock attributable to such employee under Section 424 of the Code; or (ii) if such purchase would permit such employee's rights to purchase stock under all employee stock purchase plans from time to time in effect of the Company and its subsidiary corporations (as so defined) to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year, all determined in the manner provided by
Section 423 of the Code.

          3. Effective Date of Plan. The Plan shall become effective on such date as may be specified by the Board of Directors of the Company (the "Board"), provided that in no event shall the Plan become effective unless within 12 months of the date of its adoption by the Board it has been approved at a duly called meeting of the shareholders of the Company.

          4. Participation and Purchase of Shares. Each eligible employee shall be entitled to become a participant in the Plan (a "participant") during either of two one-month enrollment periods in each fiscal year of the Company. Unless otherwise determined by the Board or a committee of directors not eligible to participate in the Plan (the "Committee") designated by the Board to administer the Plan, such enrollment periods shall be the months of February and August. To become a participant, an eligible employee shall execute and deliver to his employer a payroll deduction authorization card (the "Authorization") which shall become effective on the first day following the end of the enrollment period. Each Authorization shall direct that payroll deductions be made by the employee's employer for each payroll period ending during the period of such employee's participation in the Plan and shall specify the amount of such payroll deduction
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as a percentage of the participant's gross earnings from the Participating
Companies for such period (before withholding or other deductions) that is not less than 2 percent or greater than 5 percent.

          Payroll deductions shall be made for each participant in accordance with his Authorization until his participation in the Plan terminates, his Authorization is revised or the Plan terminates, all as hereinafter Provided.

          During any enrollment period, a participant may change the amount of his payroll deductions. No other changes shall be permitted except that a participant may elect to terminate his participation in the Plan as hereinafter provided. All such permitted changes shall be effected by filing a new Authorization in the manner described in the first paragraph of this Section 4.

          Payroll deductions made pursuant to the Plan shall be credited to the purchase account of the participant in question. At the end of each purchase period (as hereinafter defined), the amount in each participant's account, including any interest thereon as provided in Section 7 hereof, shall be applied to the purchase of the maximum number of whole shares of Stock, not in excess of 500, which can be purchased with such amount, determined by dividing such amount by the Purchase Price (as hereinafter defined) for such purchase period. Any amount remaining in the purchase account after the purchase of such shares shall remain credited to such account and shall be carried over to the following purchase period.

          The first purchase period under the Plan shall commence on March 1, 1985 and shall end on August 31, 1985. So long as the Plan remains in effect, new 6 month purchase periods shall commence on each succeeding September 1 and March 1.

          5. Purchase Price. The purchase price (the "Purchase Price") per share of Stock hereunder for any purchase period shall be 85% of the lesser of
(a) the fair market value of a share of Stock on the first day of such purchase period, and (b) the fair market value of a share of Stock on the last day of such purchase period, provided that if such percentage results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent.

          6. Issuance of Shares and Delivery of Certificates. To the extent that the Company's obligations hereunder are to be satisfied by the issuance of Stock, shares which each participant has purchased for each purchase period shall be issued at the time they are purchased. Certificates representing the shares purchased shall be delivered to the participant within a reasonable time after the end of each purchase period. Notwithstanding any other provision of the Plan, each participant who is an "officer" or "director" of the Company (as such terms are used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act")) shall, prior to such participant's receipt of any certificates representing shares (other than as contemplated in the second paragraph of Section 8 hereof in the event of such participant's death, retirement, disability or termination of employment) , either (i) provide a written representation to the Company that the shares so distributed will be held by such participant for at least six months prior to sale or other disposition or (ii) terminate his participation in the Plan for a period of at least

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six months in accordance with Section 8 hereof. Notwithstanding the foregoing or any other provision of the Plan, each participant who is an officer or director of the Company (as such terms are used in Rule 16b-3 promulgated under the 1934
Act) may not sell or dispose of shares of stock purchased hereunder for a purchase period until at least six months after the last day of such purchase period.

          7. Interest on Purchase Accounts. Interest shall accrue during each purchase period with respect to amounts credited from time to time to a purchase account of a participant at a rate equal to the rate paid on the first business day of such purchase period on United States Government Treasury Bills having ninety-day maturities less two percentage points. After the close of each purchase period, a report will be made to each participant stating the entries made to his purchase account, including the interest accrued and the number of shares purchased and the applicable Purchase Price.

          8. Termination of Participation. A participant may at any time elect to terminate his participation in the Plan, except that no such termination shall be effective as to any purchase period unless such election is received by one of the Participating Companies in writing prior to the last business day of such period. A participant may also at any time request in writing payment to him of the full amount to his credit in his purchase account, including any interest thereon as provided in Section 7 hereof, without thereby terminating his participation in the Plan, provided that no such request shall be effective as to any purchase period unless received prior to the last business day of such period. Upon any such termination or request, the employer of such participant shall promptly refund to him the amount to his credit in his purchase account. Notwithstanding any other provision of the Plan, if an officer or director of the Company (as such terms are used in Rule 16b-3 promulgated under the 1934 Act) terminates his participation in the Plan, he shall not be entitled to again become a participant in the Plan until the first enrollment period which ends on or after six months after such termination becomes effective.

          In the event any participant shall die, terminate his employment with the Participating Companies for any reason or otherwise cease to be eligible to participate in the Plan, his participation in the Plan shall immediately terminate, and the amount to his credit in his purchase account, including any interest thereon as provided in Section 7 hereof, on the date of such termination, together with certificate(s) for the full shares of Stock held for his benefit and a cash payment in lieu of any fractional share, shall be returned to him or his legal representatives promptly.

          9. Termination or Amendment of the Plan. The Company, by action of the Board, may terminate the Plan as of the beginning of any purchase period. Notice of termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

          Without any action being required, the Plan will terminate whenever the maximum number of shares of Stock to be sold under the Plan (as hereinafter provided in Section 13) has been purchased, but such termination shall not impair the rights of the participants to shares purchased

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pursuant to the Plan on or prior to the date of such termination. If at any time the number of shares remaining available for purchase under the Plan is not sufficient to satisfy all then outstanding purchase rights, the Board or the Committee may determine an equitable basis of apportioning available shares among all participants.

          The Board may amend the Plan from time to time in any respect in order to meet changes in legal requirements or for any other reason; provided, however, that no such amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the purchase period in which such amendment is to be effected, (b) increase the maximum number of shares of Stock which may be purchased under the Plan, (c) decrease the Purchase Price of the Stock for any purchase period below the amounts set forth in paragraph 5 of this Plan, or (d) adversely affect the qualification of the Plan under Section 423 of the Code.

          Upon termination of the Plan, the respective amounts to the credit of the participants in their purchase accounts shall be returned to them promptly.

          10. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a participant.

          11. Shareholders' Rights. No eligible employee or participant shall by reason of the Plan have any rights of a shareholder of the Company until and to the extent he shall acquire shares of Stock as herein provided.

          12. Administration of the Plan. The Plan shall be administered so as to ensure that all participants have the same rights and privileges as are provided by Section 423(b)(5) of the Code.

          Members of the Committee may be appointed from time to time by the Board and shall be subject to removal by the Board. The decision of a majority in number of the members of the Committee in office at the time shall be deemed to be the decision of the Committee.

          The Board or the Committee, from time to time, may approve the forms of any documents or writings provided for in the Plan, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan and may construe the Plan. The Board or the Committee may delegate the responsibility for maintaining all or a portion of the records pertaining to participants' accounts to persons not affiliated with the Participating Companies. All expenses of administering the Plan shall be paid by the Participating Companies.

          13. Maximum Number of Shares. Subject to adjustment as hereinafter set forth, the total number of shares of Stock which are either purchased under the Plan or issued pursuant to all grants and awards made under the Material Sciences Corporation 1991 Stock Option Plan for Directors, the Material Sciences Corporation 1985 Stock Option Plan for Directors or the Material Sciences Corporation 1985 Stock Option Plan for Key Employees, may not exceed 750,000. Stock

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sold hereunder may be treasury shares or authorized but unissued shares. In the event the Company shall at any time after the effective date of the Plan change its issued Stock into an increased number of shares, with or without par value, through a stock dividend or a split-up of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of shares of Stock which thereafter may be purchased under the Plan shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan, proportionately increased, in the case of such stock dividend or split-up, or proportionately decreased, in the case of such combination of shares.

          14. Miscellaneous. Except as otherwise expressly provided herein, any Authorization, election, notice or document to be submitted by an eligible employee or participant pursuant to the Plan shall be delivered to his employer corporation and, subject to any limitations specified in the Plan, shall be effective when so delivered.

          The term "business day" shall mean any day other than Saturday, Sunday or a legal holiday in Illinois.

          The term "subsidiaries" shall mean all corporations which are subsidiary corporations (within the definition of Section 424(f) of the Code) in respect of the Company.

          The masculine pronoun shall include the feminine.

          The Plan, and the Company's obligation to sell and deliver shares of Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

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